Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of Silverback Therapeutics, Inc. of our report dated March 29, 2021, with respect to the consolidated financial statements of Silverback Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

January 3, 2022

II-1